Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (form S-8, Number 333-111728) pertaining to the Levitt Corporation Security Plus Plan of our report dated July 6, 2005 with respect to the supplemental schedule titled Form 5500 Schedule H, Line 4(i) – Schedule of Assets (Held at end of Year) of Levitt Corporation Security Plus Plan included in this Annual Report on Form 11-K/A for the year ended December 31, 2004.
/s/ Moore Stephens Lovelace, P.A.
Orlando, Florida
August 16, 2005